EXHIBIT 3(i)

                              CERTIFICATE OF MERGER

                                       of

                         CAPITAL GROWTH HOLDINGS, LTD.,
                             a Colorado Corporation

                                      with

                         CAPITAL GROWTH HOLDINGS, LTD.,
                             a Delaware Corporation

                         (Pursuant to Section 252 of the
                        Delaware General Corporation Law)

         The undersigned hereby certifies that pursuant to Section 252 of the Delaware General Corporation Law that:

         (a) He is the duly elected, qualified and acting President and Chief Executive Officer of Capital Growth Holdings, Ltd., a Delaware corporation.

         (b) The names of the constituent corporations to the Merger are Capital Growth Holdings, Ltd. ("CGH Colorado") and Capital Growth Holdings, Ltd. ("CGH Delaware"). CGH Colorado was incorporated under the laws of the State of Colorado and CGH Delaware was incorporated under the laws of the State of Delaware.

         (c) An Agreement and Plan of Merger, dated as of June 10, 1997 (the "Agreement"), by and between CGH Colorado and CGH Delaware setting forth the terms and conditions of the Merger has been approved, adopted, certified, executed and acknowledged by each of the corporations which are signatories thereto in accordance with Section 252 of the Delaware General Corporation Law.

         (d) Pursuant to the Agreement, CGH Colorado has merged with and into CGH Delaware and CGH Delaware is the surviving corporation of the Merger.

         (e) The name of the surviving corporation is "Capital Growth Holdings, Ltd."

         (f) The Certificate of Incorporation of CGH Delaware, as in effect immediately prior to the Effective Time shall continue to be in full force and effect as the Certificate of Incorporation of the surviving corporation until amended in accordance with the terms thereof and the laws of the State of Delaware.

         (g) The executed Agreement is on file at the principal place of business of the surviving corporation presently located at 660 Steamboat Road, Greenwich, CT 06830.

         (h) A copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

         (i) The authorized capital stock of CGH Colorado consisted of (a) 100,000,000 shares of common stock, without par value; (b) 25,000,000 shares of class B common stock, without par value; and (c) 20,000,000 shares of preferred stock, $.001 par value, of which 4,001,334 shares were designated 5% Cumulative Convertible Series A Preferred Stock and 1,080,000 shares were designated 5% Cumulative Convertible Series B Preferred Stock.

         (j) The Merger will be effective upon the filing of (a) this Certificate of Merger in accordance with Section 252 of the Delaware General Corporation Law and (b) Articles of Merger with the Secretary of State of the State of Colorado.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the 25th day of June, 1997.



                             CAPITAL GROWTH HOLDINGS, LTD.,
                             a Delaware corporation



                             By:  /s/ Ronald B. Koenig
                                      Ronald B. Koenig
                                      President and Chief Executive Officer

                         CERTIFICATE OF THE DESIGNATION
                                       OF
               5% CUMULATIVE CONVERTIBLE SERIES B PREFERRED STOCK
                           (Par Value $.001 Per Share)

                                       OF

                          CAPITAL GROWTH HOLDINGS, LTD.

         The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Capital Growth Holdings, Ltd., a Delaware corporation (the "Company"), by unanimous written consent on June 10, 1997 (the "Designation Date").

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, and the provisions of the General Corporate Law of the State of Delaware, one series of the class of authorized preferred stock, $.001 par value, of the Company is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations and restrictions thereof, are hereby fixed as follows:

         5. Number of Shares and Designations. One million eighty thousand (1,080,000) shares of preferred stock, $.001 par value, of the Company are hereby constituted as a series of preferred stock of the Company designated as 5% Cumulative Convertible Series B Preferred Stock (the "Series B Preferred Stock").

         6. The Series A Preferred Stock. The powers, preferences and relative, participating, optional or other special rights of the shares of the Series B Preferred Stock, and the qualifications, limitations and restrictions thereof, are identical to, and rank in parity with, those of the 5% Cumulative Convertible Series A Preferred Stock (the "Series A Preferred Stock") designated as such on the Designation Date, except that the liquidation preference of the Series A Preferred Stock is equal to fourteen cents ($.14) (subject to adjustment under certain circumstances).

         7. Dividends. The holders of shares of the Series B Preferred Stock shall be entitled to cumulative dividends payable in cash out of funds legally available for that purpose at the rate of five percent (5%) per annum of the Series B Liquidation Preference (as defined in Section 4 hereof) accruing from October 12, 1996 (the date of approval of International Capital Growth, Ltd., a Delaware corporation, for membership (the "Membership Date") with the National Association of Securities Dealers, Inc.) to the extent Capital Growth Holdings, Ltd., as Colorado corporation, did not pay a dividend on the shares of its preferred stock that were converted into such holders' shares of Series A Preferred Stock. The dividend is payable quarterly on December 31, March 31, June 30 and September 30 of each year, commencing on the first such date after the Membership Date. Dividends shall be paid to the holders of record as of a date, not more than thirty (30) days prior to the dividend payment date, as may be fixed by the Board of Directors. Dividends accrue from the first day of the quarterly period in which such dividend may be payable, except with respect to the first quarterly dividend, which, if due, shall accrue from the Membership Date. No dividends may be paid on any shares of capital stock ranking junior to the Series B Preferred Stock unless and until all declared but unpaid dividends on the Series B Preferred Stock have been declared and paid in full. The holders of shares of the Series B Preferred Stock are also entitled to share equally in any dividends, when, as and if declared by the Board of Directors on the class B common stock of the Company, $.001 par value per share (the "Class B Common Stock").

         8.       Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of the Series B Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock of the Company, $.001 par value per share (the "Common Stock"), or the Class B Common Stock and pari passu with the holders of the Series A Preferred Stock, twenty-one cents ($.21) per share (subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares) for each outstanding share of Series B Preferred Stock (the "Series B Liquidation Preference"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series B Preferred Stock and Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive in respect of such shares.

                  (b) For purposes of this Section 4, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include,
(A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued by the acquiring corporation or its subsidiary, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, unless in each case the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                  (c) Whenever the distribution provided for in this Section 4 shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by not less than a majority of the Directors then serving on the Board of Directors of the Company.

         9. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)      Right to Convert.

                           (i) Each share of Series B Preferred Stock shall be
convertible, at the option of the holder thereof, at any time after the date of issuance thereof, at the office of the Company or any transfer agent for such stock that may be appointed by the Company (the "Transfer Agent"), into one (1) fully paid and nonassessable share of the Class B Common Stock. The number of shares of the Class B Common Stock into which each share of Series B Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" for such series. The Conversion Rate is subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares as set forth in this Section 5.

                           (ii) Before any holder of Series B Preferred Stock
shall be entitled to convert such stock into shares of the Class B Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any Transfer Agent, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of the Class B Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of the Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of the Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Class B Common Stock as of such date.

                  (b)      Automatic Conversion.

                           (i) Each share of Series B Preferred Stock shall
automatically be converted into shares of the Class B Common Stock at the then effective Conversion Rate for such series on October 12, 1997 (the one-year anniversary date of the Membership Date (the "Automatic Conversation Date")), without any action by the holder of such share and whether or not a certificate representing such share is surrendered to the Company or the Transfer Agent. The Class B Common Stock is automatically convertible into shares of the Common Stock on December 31, 1998, pursuant to the rights, privileges, terms and condition of the Class B Common Stock set forth in the Certificate of Incorporation of the Company.

                           (ii) As soon as practicable after the Automatic
Conversation Date the Company shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full shares of the Class B Common Stock issuable upon such automatic conversion, as determined in accordance with Section 5(a) hereof, in exchange for the certificate representing the shares of Series B Preferred Stock which shall be surrendered by the holder without notice by the Company in the manner specified in Section 5(a)(ii).

                  (c) Adjustments to Conversion Rate for Stock Dividends and Combinations or Subdivisions of Common Stock. If the Company at any time or from time to time while shares of Series B Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Class B Common Stock payable in Class B Common Stock, or shall effect a subdivision of the outstanding shares of Class B Common Stock into a greater number of shares of Class B Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Class B Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Class B Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class B Common Stock, then the Conversion Rate for the Series B Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on the Class B Common Stock payable in any right to acquire Class B Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Class B Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire the Class B Common Stock.

                  (d) Adjustments for Reclassification and Reorganization. If the Class B Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in the preceding paragraph), the Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Class B Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of the Class B Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

                  (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

                  (f)      No Fractional Shares and Certificate as to
Adjustments.

                           (i) No fractional shares shall be issued upon the
conversion of any share or shares of the Series B Preferred Stock, and the number of shares of the Class B Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into the Class B Common Stock and the number of shares of the Class B Common Stock issuable upon such aggregate conversion.

                           (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price pursuant to this Section 5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Rate at the time in effect, and (C) the number of shares of Class B Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

                  (g) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall send by mail or courier against receipt to each holder of Series B Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of the Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of the Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holders of the Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

                  (i) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or sent by courier against receipt, and addressed to each holder of record at his address appearing on the books of the Company.

                           (i) Costs of Conversion. The Company shall pay all
documentary, stamp or other similar taxes attributable to the issuance or delivery of the Class B Common Stock (or other shares or other securities) of the Company upon conversion of any shares of the Series B Preferred Stock. However, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Series B Preferred Stock in respect of which such shares are being issued.

         10.      Voting Rights.

                  (a) In addition to any voting rights required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Series B Preferred Stock, the Common Stock and the Class B Common Stock as one class, including, without limitation, the election of directors, and shall be entitled to that number of votes equal to the largest number of whole shares of the Class B Common Stock into which such holder's Series B Preferred Stock could be converted, rounding to the nearest share pursuant to the provisions of Section 5 hereof, on the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed.

                  (b) The Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding Series B Preferred Stock given in writing or by vote at a meeting (as the case may be):

                           (i) amend, alter or repeal in any respect the rights,
preferences, privileges, and other terms and provisions of the Series B Preferred Stock;

                           (ii) increase the authorized number of shares of
Series B Preferred Stock;

                           (iii) authorize or issue or obligate itself to issue,
(x) any convertible debt or (y) any equity security, including any other equity security or debt instrument convertible into or exchangeable for any such equity security, that is in parity with or has a preference over the Series B Preferred Stock, with respect to its preferential 5% dividends or liquidation, except the shares of Series A Preferred Stock designated on the Designation Date.

         11. Status of Converted Series B Preferred Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 5 hereof, the shares of Series B Preferred Stock so converted shall be cancelled, and any dividends with respect to such converted shares that have been declared (including the 5% dividend that starts accruing on the Membership Date) and have accrued up to and including the date of conversion and have not been paid shall be paid in cash to the former holders of such shares within ten (10) business days after such conversion. Any undeclared dividends shall be cancelled.

         12. Acquired Stock. Shares of Series B Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be retired and shall become authorized but unissued shares of preferred stock, which may be reissued as part of a new series of preferred stock hereafter created under the Company's Certificate of Incorporation.

         Dated this 10th day of June, 1997.


         /s/ Ronald B. Koenig
             Ronald B. Koenig
             President and Chief Executive Officer

                         CERTIFICATE OF THE DESIGNATION
                                       OF
               5% CUMULATIVE CONVERTIBLE SERIES A PREFERRED STOCK
                           (Par Value $.001 Per Share)

                                       OF

                          CAPITAL GROWTH HOLDINGS, LTD.


         The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Capital Growth Holdings, Ltd., a Delaware corporation (the "Company"), by unanimous written consent on June 10, 1997 (the "Designation Date").

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, and the provisions of the General Corporate Law of the State of Delaware, one series of the class of authorized preferred stock, $.001 par value, of the Company is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations and restrictions thereof, are hereby fixed as follows:

         1. Number of Shares and Designations. Four million one thousand three hundred thirty-four (4,001,334) shares of preferred stock, $.001 par value, of the Company are hereby constituted as a series of preferred stock of the Company designated as 5% Cumulative Convertible Series A Preferred Stock (the "Series A Preferred Stock").

         2. The Series B Preferred Stock. The powers, preferences and relative, participating, optional or other special rights of the shares of the Series A Preferred Stock, and the qualifications, limitations and restrictions thereof, are identical to, and rank in parity with, those of the 5% Cumulative Convertible Series B Preferred Stock (the "Series B Preferred Stock") designated as such on the Designation Date, except that the liquidation preference of the Series B Preferred Stock is equal to twenty-one cents ($.21) (subject to adjustment under certain circumstances).

         3. Dividends. The holders of shares of the Series A Preferred Stock shall be entitled to cumulative dividends payable in cash out of funds legally available for that purpose at the rate of five percent (5%) per annum of the Series A Liquidation Preference (as defined in Section 4 hereof) accruing from October 12, 1996 (the date of approval of International Capital Growth, Ltd., a Delaware corporation, for membership (the "Membership Date") with the National Association of Securities Dealers, Inc.) to the extent Capital Growth Holdings, Ltd., a Colorado corporation, did not pay a dividend on the shares of its preferred stock that were converted into shares of such holders' Series A Preferred Stock. The dividend is payable quarterly on December 31, March 31, June 30 and September 30 of each year, commencing on the first such date after the Membership Date. Dividends shall be paid to the holders of record as of a date, not more than thirty (30) days prior to the dividend payment date, as may be fixed by the Board of Directors. Dividends accrue from the first day of the quarterly period in which such dividend may be payable, except with respect to the first quarterly dividend, which, if due, shall accrue from the Membership Date. No dividends may be paid on any shares of capital stock ranking junior to the Series A Preferred Stock unless and until all declared but unpaid dividends on the Series A Preferred Stock have been declared and paid in full. The holders of shares of the Series A Preferred Stock are also entitled to share equally in any dividends, when, as and if declared by the Board of Directors on the class B common stock of the Company, $.001 par value per share (the "Class B Common Stock").

         4.       Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of the Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock of the Company, $.001 par value per share (the "Common Stock"), or the Class B Common Stock and pari passu with the holders of the Series B Preferred Stock, fourteen cents ($.14) per share (subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares) for each outstanding share of Series A Preferred Stock (the "Series A Liquidation Preference"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive in respect of such shares.

                  (b) For purposes of this Section 4, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued by the acquiring corporation or its subsidiary, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, unless in each case the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                  (c)       Whenever the distribution provided for in this
Section 4 shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by not less than a majority of the Directors then serving on the Board of Directors of the Company.

         5. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)       Right to Convert.

                            (i) Each share of Series A Preferred Stock shall be
convertible, at the option of the holder thereof, at any time after the date of issuance thereof, at the office of the Company or any transfer agent for such stock that may be appointed by the Company (the "Transfer Agent"), into one (1) fully paid and nonassessable share of the Class B Common Stock. The number of shares of the Class B Common Stock into which each share of Series A Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" for such series. The Conversion Rate is subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares as set forth in this Section 5.

                            (ii) Before any holder of Series A Preferred Stock
shall be entitled to convert such stock into shares of the Class B Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any Transfer Agent, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of the Class B Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of the Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of the Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Class B Common Stock as of such date.

                  (b)      Automatic Conversion.

                           (i) Each share of Series A Preferred Stock shall
automatically be converted into shares of the Class B Common Stock at the then effective Conversion Rate for such series on October 12, 1997 (the one-year anniversary date of the Membership Date (the "Automatic Conversation Date")), without any action by the holder of such share and whether or not a certificate representing such share is surrendered to the Company or the Transfer Agent. The Class B Common Stock is automatically convertible into shares of the Common Stock on December 31, 1998, pursuant to the rights, privileges, terms and conditions of the Class B Common Stock set forth in the Certificate of Incorporation of the Company.

                           (ii) As soon as practicable after the Automatic
Conversation Date the Company shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full shares of the Class B Common Stock issuable upon such automatic conversion, as determined in accordance with Section 5(a) hereof, in exchange for the certificate representing the shares of Series A Preferred Stock which shall be surrendered by the holder without notice by the Company in the manner specified in Section 5(a)(ii).

                  (c) Adjustments to Conversion Rate for Stock Dividends and Combinations or Subdivisions of Common Stock. If the Company at any time or from time to time while shares of Series A Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Class B Common Stock payable in Class B Common Stock, or shall effect a subdivision of the outstanding shares of Class B Common Stock into a greater number of shares of Class B Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Class B Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Class B Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class B Common Stock, then the Conversion Rate for the Series A Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on the Class B Common Stock payable in any right to acquire Class B Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Class B Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire the Class B Common Stock.

                  (d) Adjustments for Reclassification and Reorganization. If the Class B Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in the preceding paragraph), the Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of the Class B Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of the Class B Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                  (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (f)      No Fractional Shares and Certificate as to
Adjustments.

                           (i) No fractional shares shall be issued upon the
conversion of any share or shares of the Series A Preferred Stock, and the number of shares of the Class B Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into the Class B Common Stock and the number of shares of the Class B Common Stock issuable upon such aggregate conversion.

                           (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price pursuant to this Section 5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Rate at the time in effect, and
(C) the number of shares of the Class B Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

                  (g) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall send by mail or courier against receipt to each holder of Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of the Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of the Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

                  (i) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or sent by courier against receipt, and addressed to each holder of record at his address appearing on the books of the Company.

                  (j) Costs of Conversion. The Company shall pay all documentary, stamp or other similar taxes attributable to the issuance or delivery of the Class B Common Stock (or other shares or other securities) of the Company upon conversion of any shares of the Series A Preferred Stock. However, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Series A Preferred Stock in respect of which such shares are being issued.

         6.       Voting Rights.

                  (a) In addition to any voting rights required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Series B Preferred Stock, the Common Stock and the Class B Common Stock as one class, including, without limitation, the election of directors, and shall be entitled to that number of votes equal to the largest number of whole shares of the Class B Common Stock into which such holder's Series A Preferred Stock could be converted, rounding to the nearest share pursuant to the provisions of Section 5 hereof, on the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed.

                  (b) The Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding Series A Preferred Stock given in writing or by vote at a meeting (as the case may be):

                           (i) amend, alter or repeal in any respect the rights,
preferences, privileges, and other terms and provisions of the Series A Preferred Stock;

                           (ii) increase the authorized number of shares of
Series A Preferred Stock;

                           (iii) authorize or issue or obligate itself to issue,
(x) any convertible debt or (y) any equity security, including any other equity security or debt instrument convertible into or exchangeable for any such equity security, that is in parity with or has a preference over the Series A Preferred Stock, with respect to its preferential 5% dividends or liquidation, except the shares of Series B Preferred Stock designated on the Designation Date.

         7. Status of Converted Series A Preferred Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares of Series A Preferred Stock so converted shall be cancelled, and any dividends with respect to such converted shares that have been declared (including the 5% dividend that starts accruing on the Membership Date) and have accrued up to and including the date of conversion and have not been paid shall be paid in cash to the former holders of such shares within ten (10) business days after such conversion. Any undeclared dividends shall be cancelled.

         8. Acquired Stock. Shares of Series A Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be retired and shall become authorized but unissued shares of preferred stock, which may be reissued as part of a new series of preferred stock hereafter created under the Company's Certificate of Incorporation.

         Dated this 10th day of June, 1997.


         /s/ Ronald B. Koenig
             Ronald B. Koenig
             President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      INTERNATIONAL CAPITAL HOLDINGS, LTD.

         International Capital Holdings, Ltd. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of International Capital Holdings, Ltd. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

         FIRST: The name of the corporation is Capital Growth Holdings, Ltd. (the "Corporation").

         RESOLVED, that the Certificate of Incorporation of International Capital Holdings, Ltd. be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read as follows:

                  FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is (i) 100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"); (ii) 25,000,000 shares of class B common stock, $0.001 par value per share (the "Class B Common Stock"); and (iii) 20,000,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), which, in each case, may be issued at such times, in such series and possessing such designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof as the Board of Directors may from time to time determine by resolution, subject to the following paragraph.

                  In addition to any voting rights required by law, the holders of the Class B Common Stock shall vote with the holders of the Common Stock as one class on all corporate matters on which such holders are entitled to vote. The Class B Common Stock shall be junior in priority, with respect to dividends declared thereon, to the Common Stock and any other class or series of capital stock so designated with such priority by the Board of Directors. Each share of Class B Common Stock shall be automatically converted into one share of Common Stock without any action on the part of the holders or the Corporation at 11:59 p.m. (New York time) on December 31, 1998, at which time the Class B Common Stock shall be retired and shall become authorized but unissued shares of Class B Common Stock which may be reissued at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, the registered holders of the Class B Common Stock and the Common Stock shall be entitled to share pari passu with each other in any distribution of the net assets of the Corporation, subject to any rights granted to the holders of the Preferred Stock.

         RESOLVED, that the Certificate of Incorporation of International Capital Holdings, Ltd. be amended by changing the TWELFTH Article thereof so that, as amended, said Article shall be and read as follows:

                  TWELFTH: Special meetings of the stockholders of the Corporation may only be called by a vote of the Board of Directors or by the holders of one-third or more of the outstanding Common Stock considered together with the holders of any other class of capital stock with voting rights equal to that of the Common Stock.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.



                                   [Remainder of Page Intentionally Left Blank]

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, International Capital Holdings, Ltd. has caused this certificate to be signed by Ronald B. Koenig, its President and Chief Executive Officer, this 10th day of June, 1997.


                            By: /s/ Ronald B. Koenig
                                    Ronald B. Koenig
                                    President and Chief Executive Officer

                          CERTIFICATE OF INCORPORATION

                                       OF

                      INTERNATIONAL CAPITAL HOLDINGS, LTD.


                     Pursuant to Section 102 of the General
                    Corporation Law of the State of Delaware

                              ---------------------


                  FIRST: The name of the corporation is International Capital Holdings, Ltd. (the "Corporation").

                  SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name and address of the Corporation's registered agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is thirty-five million (35,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), which may be issued at such times, in such series and possessing such designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof as the Board of Directors may from time to time determine by resolution.

                  FIFTH: The name and mailing address of the sole incorporator is Joseph T. Kennedy, c/o Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001.

                  SIXTH: The Corporation shall have perpetual existence.

                  SEVENTH: The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

                  EIGHTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

                  NINTH: The number of directors constituting the Board of Directors shall be determined by the Board of Directors, subject to the by-laws of the Corporation. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting called for such purpose. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

                  TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                  TWELFTH: Special meetings of the stockholders of the Corporation may only be called by a vote of the Board of Directors or by the holders of one-third or more of the outstanding Common Stock.

                  THIRTEENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law, from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any ByLaw, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

                  FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of October, 1996 and I affirm that the foregoing certificate is my act and deed and that the facts stated herein are true.



                              /s/ Joseph T. Kennedy
                                  Joseph T. Kennedy, Sole Incorporator
                                  c/o Orrick, Herrington & Sutcliffe LLP
                                  666 Fifth Avenue
                                  New York, New York  10103-00011


                                        3